Exhibit 10.1

Execution Copy

VOTING AGREEMENT

AND IRREVOCABLE PROXY

This VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is made as of the              day of             , 2008 by and between Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), and Tom T. O’Keefe (“Shareholder”).

WHEREAS, concurrently with the execution of this Agreement, the Company and Tully’s Coffee Corporation, a Washington corporation (“Tully’s”), are entering into an Asset Purchase Agreement.

WHEREAS, Shareholder owns of record and beneficially the number of shares of capital stock of Tully’s indicated below such Shareholder’s name on the signature page hereto (the “Shares”);

WHEREAS, Shareholder wishes to enter into this Agreement with respect to all of the Shares and all of the shares of capital stock of Tully’s which Shareholder may acquire at any time during the term of this Agreement (collectively, the “Proxy Shares”); and

WHEREAS, in order to induce the Company to enter into the Asset Purchase Agreement, Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each of the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Asset Purchase Agreement.

2. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to the Company as follows:

(a) such Shareholder has the power and the right to enter into, deliver and perform the terms of this Agreement;

(b) this Agreement has been duly and validly executed and delivered by such Shareholder and is a legal, valid and binding agreement with respect to Shareholder, enforceable against Shareholder in accordance with its terms;

(c) Shareholder beneficially owns the number of Shares set forth on the signature page hereto and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares;

(d) no proceedings relating to such Shareholder or such Shareholder’s Proxy Shares are pending which could have an effect on Shareholder’s ability to vote or dispose of any of the Proxy Shares; and

(e) the execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a breach or default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject. Except as expressly contemplated hereby, Shareholder is not a party to any voting agreement or voting trust relating to the Proxy Shares.

3. Agreement to Vote Proxy Shares. Shareholder agrees with, and covenants to, Company that during the term of this Agreement:

(a) at any meeting of the Tully’s shareholders (the “Tully’s Shareholders’ Meeting”) Shareholder shall vote (or cause to be voted) all of the Proxy Shares controlled or owned by him in favor of the Shareholder Approval including the approval of the (i) Asset Purchase Agreement, (ii) Contemplated Transactions, (iii) proposal to change Tully’s corporate name and (iv) waiver of any liquidation preference or other distribution that shareholder may be entitled to pursuant to Tully’s Amended and Restated Certificate of Incorporation with respect to the Proxy Shares in connection with the consummation of the Contemplated Transactions.

(b) at any Tully’s Shareholders’ Meeting or in any other circumstances upon which a vote, consent or other approval is sought with respect to any Superior Proposal Shareholder shall vote (or cause to be voted) the Proxy Shares against such Superior Proposal.

4. Covenants. Shareholder agrees with, and covenants to, Company that Shareholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Proxy Shares or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Proxy Shares or any interest therein; (iii) grant any proxy, power of attorney or other authorization in or with respect to such shares; or (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Proxy Shares.

5. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Shareholder hereby revokes any proxies previously granted with respect to any of the Proxy Shares.

(b) Shareholder hereby irrevocably grants to, and appoints, the Company and each of [            ], in their respective capacities as officers of the Company, and each of them individually, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder (i) to vote the Proxy Shares in favor of the Shareholder Approval at a Tully’s Shareholders’ Meeting or by written consent in lieu of a meeting.

(c) Shareholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Asset Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable.

6. Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Proxy Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any or all of the Proxy Shares shall pass, whether by operation of law or otherwise, including without limitation Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, or the acquisition of additional capital stock of the Company or other voting securities of the Company by such Shareholder, the number of the Proxy Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of the capital stock of the Company or other voting securities of the Company issued to or acquired by such Shareholder.

7. Further Assurances. Shareholder shall, upon request of the Company, execute and deliver any additional documents and take such further actions, all at the expense of the Company, as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof and to vest in the Company the power to vote the Proxy Shares as contemplated herein.

8. Termination. This Agreement, including the Irrevocable Proxy contained herein, shall terminate upon the earliest to occur of (i) the Closing Date or (ii) the termination of the Asset Purchase Agreement. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, that such termination shall not relieve any party from liability for any breach of the provisions of this Agreement prior to such termination.

9. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to any other party if any party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, none of the other parties will have an adequate remedy at law. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that any other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

10. General.

(a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. No party will assign any rights or delegate any obligations hereunder without the prior consent of the other parties and any attempt to do so will be void. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns.

(b) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or electronic mail (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses, facsimile numbers or electronic mail addresses (or at such other addresses, facsimile numbers or electronic mail addresses as shall be specified by the parties by like notice):

If to Company to:

Green Mountain Coffee Roasters, Inc.

33 Coffee Lane

Waterbury, VT 05676

Attention: Frances Rathke

Phone.: (802) 244-5621

Fax: (802) 244-6566

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110-2624

Phone: (617) 951-7000

Fax: (617) 235-0376

Attention: Jane D. Goldstein

If to Shareholder, to the address set forth on the signature page hereto.

(c) This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall become effective and binding when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any signature provided via facsimile or other electronic means shall be considered an original signature.

(d) The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

(e) The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(f) No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

(g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the Proxy Shares.

(h) Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the federal or state courts within the State of New York for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(i) This Agreement and all claims, disputes or other Actions arising hereunder or out of the Contemplated Transactions shall be governed by and construed in accordance with the law of the State of Washington, without regard to the conflicts of law rules of such state.

(j) This Agreement may not be amended, modified, or supplemented except by a writing duly executed by all of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Voting Agreement and Irrevocable Proxy as an instrument under seal as of the date and year first above written.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:
Name:
Title:

TOM T. O’KEEFE

By:	/s/ Tom T. O’Keefe
Name:	Tom T. O’Keefe
Address:	1100 Olive Way Suite 340
Seattle, WA 98101

Class and Number of Shares of Capital stock of Company: